UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

CPS TECHNOLOGIES CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear fellow CPS Technologies Shareholder,

My wife is accustomed to me unexpectedly pointing at a sophisticated piece of equipment and saying, “we are in there”. “We are in there” is my shorthand for “a component manufactured by CPS Technologies Corp. is in that equipment.”

Let’s start with products out of this world: we are in the Mars Rover, the International Space Station and in all current-generation US GPS satellites. We are in the F15 and F35 jet fighter aircraft. We are in the Airbus A380 aircraft.

We are in high speed trains in Europe and China, and we are in commuter railway systems around the world. We are in New York subway cars. We are in many F1 race cars. We are in hybrid and electric automobiles manufactured by Audi, BMW, Mercedes, Renault and Smart Car.

In these applications CPS’ AlSiC metal-matrix composite components enable greater performance and/or greater reliability. These applications are engineering-intensive, exacting applications with long timelines for development. To be “in there today”, we had to be in the development pipeline at our customers for these applications two, three, four or even five years earlier.

What is the state of the development pipeline today? The pipeline is fuller today than it has ever been. Why? Because in the past two years we have:

•	Doubled the number of sales representatives worldwide;

•	Taken action to resolve a patent dispute in Japan, and enter the China market; and

•	Brought on board our Senior Vice President Sales and Marketing, Tom Breen, to provide greater focus and efficiency in our business development, sales and marketing initiatives.

What are we going to do differently going forward to further expand our pipeline and generate growth? We are:

•	Accelerating our actions to become a vendor to, and working closely with, US defense contractors on their next-generation products;

•	Developing next-generation products for our current markets, such as power electronics used in hybrid and electric vehicles; and

•	Diversifying our product offerings to reduce our dependence on any single market segment. In addition to power electronics, we are marketing products in the armor and oil and gas segments.

Not every project in a customer’s development pipeline reaches fruition – some are cancelled, some fail – and many come to fruition and succeed. At fruition, some projects are high volume, some low volume. These dynamics, among others, underlie the quarter-to-quarter volatility in our revenues.

The benefits of metal-matrix composites, today understood primarily by “early adopters”, are becoming known by mainstream customers that will lead to use in higher volume applications in the future.

We are building long-term value for shareholders. As such, we are not a “quarter-to-quarter” company and, as a result, it is difficult for those outside the Company to see the pipeline growing due to the investments we have been making in the future. We have demonstrated our ability to manage through difficult times while simultaneously focusing on the pipeline which will, we believe, lead to substantial, sustainable long-term growth.

Moreover, your Board of Directors has put its money where its mouth is. Your Board and management team own over 32% of the outstanding shares of the Company’s stock. Three times more than the Company’s largest outside investor. No one has more at stake in the Company’s success than your Board and management team.

Over the last decade, your Board has been a careful steward of the Company’s capital and invested in the technology and products rather than chasing deals or engaging in the latest Wall Street corporate finance gimmicks.

As your representatives on the Board, we are very enthusiastic about the Company’s prospects. We are confident that our current strategy offers shareholders the opportunity for substantial value creation.

Whether or not you plan to attend the 2017 Annual Meeting, you have an opportunity to protect your investment in the Company by voting the proxy card FOR ALL of our director nominees. Your vote is extremely important. We urge you to vote today by telephone or Internet by using the easy-to-follow instructions on the enclosed proxy card.

Thank you for becoming an owner of CPS Technologies.

On behalf of the CPS Technologies Board of Directors,

Grant Bennett

CEO

Your Vote Is Important, No Matter How Many or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistances,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free (877) 750-5834

Banks and Brokers Call Collect: (212) 750-5833

CPS TECHNOLOGIES CORP.
IMPORTANT ANNUAL MEETING INFORMATION 000004
ENDORSEMENT_LINE______________ SACKPACK_____________
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
C123456789
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy/Voting Instruction Card. Signed proxies returned without specific voting directions will be voted in accordance with the Board of Directors’ recommendations.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. To elect the following nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified.
For Against Abstain For Against Abstain For Against Abstain
01—Grant C. Bennett 02—Francis J. Hughes, Jr. 03—Daniel C. Snow
04—Thomas M. Culligan
For Against Abstain
2. Advisory vote to approve named executive officer compensation.
The Board of Directors knows of no other matters to be presented at the Meeting.
B Non-Voting Items
Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear in this proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MMMMMMM1UPX 3140231 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
02JN7D

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

THE NOTICE OF MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE 2016 FISCAL YEAR ENDED DECEMBER 31, 2016 ARE AVAILABLE AT WWW.ALSIC.COM/SEC-FILINGS.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
REVOCABLE PROXY — CPS TECHNOLOGIES CORP.
ANNUAL MEETING OF STOCKHOLDERS MAY 5, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned stockholder of CPS Technologies Corp. hereby appoints GRANT C. BENNETT and RALPH M. NORWOOD, and each of them, attorneys, agents and proxies of the undersigned, with full powers of substitution to each, with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock, par value $0.01 per share, of CPS TECHNOLOGIES CORP. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts, 02210, at 10:00 a.m. (local time) on Friday, May 5, 2017, and any adjournments thereof.
Only stockholders of record of the Company at the close of business on March 9, 2017 are entitled to notice of and to vote at the Meeting or any adjournments thereof.
All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend the Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person. This proxy, if properly executed, will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies named herein on any other business which may properly come before said Meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement for said Meeting, receipt of which is hereby acknowledged. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.